UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
000-23593		94-3221585
(Commission File Number)		(IRS Employer Identification No.)

12061 Bluemont Way, Reston, Virginia	20190
(Address of principle executive offices)	(Zip Code)

(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VRSN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.	Entry Into Material Definitive Agreement.

On June 26, 2026, VeriSign, Inc. (the “Company”) completed a registered offering (the “Offering”) of $550 million aggregate principal amount of the Company’s 5.100% Senior Notes due 2031 (the “Notes”). The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-285483) of the Company (the “Registration Statement”), and the prospectus supplement dated June 18, 2026 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on June 23, 2026 (the “Prospectus Supplement”).

The Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of June 8, 2021, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of June 26, 2026, between the Company and the Trustee. The Notes are represented by two global notes, a form of which is included as an exhibit to the Supplemental Indenture.

The Notes accrue interest at a rate per annum equal to 5.100% and will mature on July 15, 2031 unless redeemed or repurchased prior to that date. Interest on the Notes will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 2027. The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of its other senior indebtedness and senior to all of its future indebtedness that is expressly subordinated in right of payment to the Notes.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of its subsidiaries to create or assume liens, enter into sale and leaseback transactions, and restrict the Company’s ability to engage in mergers or consolidations or sell, lease or transfer all or substantially all of its property and assets, subject in each case to certain qualifications and exceptions.

Under the Indenture, the Company is required to offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, upon the occurrence of a change of control repurchase event.

The Indenture includes customary events of default, including payment defaults and certain events of bankruptcy, insolvency, or reorganization.

Under the Indenture, the Company may redeem some or all of the Notes at any time or from time to time prior to June 15, 2031 at a specified “make-whole” premium described in the Indenture. The Company also has the option at any time or from time to time on or after June 15, 2031 to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date, as more fully described in the Indenture. A copy of the Base Indenture was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of June 8, 2021, and a copy of the Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K. The descriptions of the terms of the Base Indenture and the Supplemental Indenture in this Item 1.01 are qualified in their entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
Exhibit 4.1	Third Supplemental Indenture, dated as of June 26, 2026, between VeriSign, Inc. and U.S. Bank Trust Company, National Association, as trustee
Exhibit 104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary

Dated: June 26, 2026